Exhibit 4(1)

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (together with any amendments thereto, the "AGREEMENT") is made as of June 28, 2000, between CanArgo Energy Corporation, a Delaware corporation (together with any successors "CANARGO"), and JKX Nederland B.V., a Dutch corporation ("JKX"), pursuant to that certain Subscription Agreement, dated as of June 15, 2000 between CanArgo and JKX (the "SUBSCRIPTION AGREEMENT").

     1.     Definitions.  As  used  in  this  Agreement:

          (a) "CLOSING DATE" means the Closing Date as defined in the Subscription Agreement.

          (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by CanArgo with the SEC.

          (d) "MATERIAL EVENT" means the happening of any event during the period that a registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of CanArgo, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) "REGISTRABLE SECURITIES" means the Shares issued to JKX pursuant to the Subscription Agreement, together with all additional securities receivable or received in payment of dividends or distributions on or splits of those securities; provided, however, that such securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer in a public securities transaction, or (B) sold or are, in the opinion of counsel for CanArgo, available for sale in the United States or to a US person (as defined in the Subscription Agreement) in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act and that all transfer restrictions and restrictive legends with respect thereto have been or may be removed upon the consummation such sale.

          (f)     "SEC"  means  the  Securities  and  Exchange  Commission.

          (g) "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

          Terms not otherwise defined herein have the meanings given to them in the Subscription Agreement.

2.     REGISTRATION.

     (a) DEMAND REGISTRATION. In the event that CanArgo shall receive from JKX at any time after the first anniversary of the Closing Date but before the second anniversary of the Closing Date, a written request that CanArgo effect a registration, qualification or compliance with respect to Registrable Securities constituting at least 25% of the Registrable Securities, CanArgo shall within 120 days of such request, use its commercially reasonable efforts to effect such registration under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any successor thereto) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities specified in such request, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a Form S-3, if available, or other applicable Form (other than Form S-4 or S-8 or any successor thereto) covering the Registrable Securities; provided, however, that CanArgo shall not be obligated to effect more than one (1) such registration, and; provided, further, however, that JKX shall provide all such information and materials relating to JKX as may be required to be disclosed pursuant to applicable SEC rules and regulations, and take all such action as may be reasonably required in order to permit CanArgo to comply with all the requirements of the SEC applicable to selling securityholders in order to cause the Form S-3 or other registration statement required to be filed pursuant to this Section 2 to be declared effective by the SEC, such provision of information and materials to be a condition precedent to the obligations of CanArgo pursuant to this Agreement. The offerings made pursuant to such registration under this Section 2 shall not be underwritten.

     (b) PIGGYBACK REGISTRATION. If at any time after the first anniversary but before the second anniversary of the Closing Date, CanArgo proposes or is required to register any shares of its common stock under the Securities Act (other than securities registered pursuant to registrations on Form S-4 or S-8 (or an equivalent or successor registration form then in effect) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or merger or consolidation or other transaction pursuant to Rule 145 under the Securities Act, or a demand registration under
Section 2 (a) of this Agreement, or pursuant to a registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) , whether or not for its own account, CanArgo shall give prompt written notice of its intention to do so to JKX. Upon the written request of JKX, made within 20 days following receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by JKX and the intended method of distribution thereof), CanArgo shall use its commercially reasonable efforts to cause all such Registrable Securities to be registered under the Securities Act to permit their sale or other disposition by JKX in accordance with the intended method of distribution thereof. No registration effected under this Section 2(b) shall relieve CanArgo of its obligation to effect the demand registration under Section 2(a). If any such registration involves an underwritten offering and if the managing underwriter(s) or lead managing underwriter shall advise CanArgo, in their or its sole and arbitrary discretion, that, in their or its view, inclusion of all or any portion of the Registrable Securities may adversely affect their or its ability to market or effect such offering (including, without limitation, the pricing of such offering), then the number of Registrable Securities to be included therein may be reduced and the securities to be included in such registration will included in the following priority: first, CanArgo common stock proposed to be registered by CanArgo and; second, Registrable Securities requested to be included in such registration, allocated pro rata, with the securities of all such other persons have the same or similar registration rights. Any securities excluded pursuant to the provisions of this Section 2
(b) shall be withdrawn from and shall not be included in such piggyback registration.

3.     POSTPONEMENT  OF  REGISTRATION.

     (a) Registration. Notwithstanding Section 2 above, CanArgo shall be entitled on not more than one occasion in any 365 day period to postpone the declaration of effectiveness of any registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of CanArgo, acting in good faith, determines that there exists a Material Event.

     (b) Material Event. JKX agrees that, upon receipt of any notice from CanArgo of the happening of a Material Event, JKX will forthwith discontinue any disposition of Registrable Securities pursuant to any registration statement described in Section 2 until JKX's receipt of copies of supplemented or amended prospectuses prepared by CanArgo (which CanArgo will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by CanArgo, JKX will deliver to CanArgo all copies in their possession, other than permanent file copies then in JKX's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. So long as JKX is deemed an "affiliate" of CanArgo within the meaning of Rule 144(a)(1) it agrees to discontinue disposition of the Registrable Securities during any restricted trading periods imposed on affiliates by any domestic or foreign securities laws, rules or regulations applicable to CanArgo, including, without limitation, any rules and regulations of any exchange on which the Shares are then listed for trading.

4.     OBLIGATIONS  OF  CANARGO.

     (a) Except as set forth in Sections 2 and 3, CanArgo shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as provided in Section 2 and to keep such registration statement described in Section 2(a) and 2(b) continuously effective until the earlier to occur of (A) the sale of all of the Registrable Securities so registered and (B) the second anniversary of the Closing Date (it being understood that CanArgo's obligations under Section 2 shall not be satisfied until such occurrence); (ii) furnish to JKX such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as JKX may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while CanArgo shall be required under the provisions hereof to cause such registration statement to remain current; (iii) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as JKX shall reasonably request (provided that CanArgo shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable JKX to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (iv) cause all such Registrable Securities to be listed on the Oslo Stock Exchange and, in connection with any registration of the Shares under the Securities Act, the National Association of Securities Dealers, Inc. Automated Quotation System or Over The Counter Bulletin Board on which similar securities issued by CanArgo are then listed; (v) notify JKX of any Material Event; (vi) so long as any registration statement described in Section 2 remains effective, promptly prepare, file and furnish to JKX a reasonable number of copies of any supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify JKX promptly after it shall receive notice thereof, of the date and time any registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify JKX promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise JKX promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (b) CanArgo shall use its commercially reasonable efforts to comply with all of the reporting requirements of the Exchange Act applicable to it and with all other public information reporting requirements of the SEC that are conditions to the availability of Rule 144 for the sale of the Registrable Securities. CanArgo shall cooperate with JKX in supplying such information as may be necessary for JKX to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

     (c) CanArgo shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which CanArgo shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of CanArgo under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the common stock, if any, that JKX would be entitled to receive in exchange for their securities under any such merger, consolidation or reorganization; provided, however, that, to the extent JKX receives securities that are by their terms convertible into or exercisable or exchangeable for common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion, exercise or exchange of said convertible, exercisable or exchangeable securities shall be included within the definition of "Registrable Securities".

5. EXPENSES. JKX shall pay all costs and expenses incurred by JKX and all costs and expenses incurred by CanArgo in connection with any registration of Registrable Securities pursuant to Section 2(a) of this Agreement including, without limitation, all commissions, transfer taxes, SEC, NASD and "blue sky" registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CanArgo's outside counsel and independent accountants. With respect to any registration of Registrable Securities under Section 2(b) of this Agreement, JKX shall pay its own costs and expenses and all commissions, discounts, SEC and "blue sky" registration, qualification and filing fees applicable to the Registrable Securities included therein.

6. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

     (a) CanArgo will indemnify and hold harmless JKX and each of JKX's directors and officers and each person who controls JKX within the meaning of
Section 15 of the Securities Act, with respect to any registration or qualification effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which any of the foregoing persons may be subject under the Securities Act or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by CanArgo of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to CanArgo in connection with any such registration or qualification, and will reimburse JKX and each such controlling person, for any legal and any other expenses reasonably incurred by any of them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that CanArgo will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CanArgo by an instrument duly executed by JKX or any person who controls JKX and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if CanArgo shall have furnished any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of JKX to a purchaser of JKX's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) JKX hereby indemnifies and holds harmless CanArgo, each of its directors and officers and each person who controls CanArgo within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to CanArgo by an instrument duly executed by JKX and stated to be specifically for use therein and will reimburse CanArgo, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to CanArgo by an instrument duly executed by JKX and stated to be specifically for use therein; provided, that in no event will JKX's liability hereunder exceed the proceeds received by it from the sale of Registrable Securities under such registration statement or prospectus.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, then the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6. The Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

     (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that, if the circumstances described in either proviso of
Section 6(a) or in the proviso of Section 6(b) apply to the Indemnified Party, then the Indemnifying Party shall not be obligated to contribute with respect to such loss, claim, damage, liability or action to the extent set forth in such proviso. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) CanArgo and JKX agree that it would not be just and equitable if contribution pursuant to Section 6(d) were determined by any method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in subsection
(d) of this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

     (f) The obligations of CanArgo and of JKX under this Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement.

7.     RESTRICTIONS  ON  TRANSFER.

     JKX understands that the Registrable Securities issued in connection with the Subscription Agreement have been or will be issued in a transaction intended to be exempt from the registration requirements of the Securities Act and shall not be transferable except (A) in accordance with the registration statement filed with the SEC, in which case JKX must comply with the requirement of delivering a current prospectus, (B) in accordance with Regulation S and Rule 144, or (C) pursuant to an exemption from the registration requirements of the Securities Act. CanArgo shall be entitled to give stop transfer instructions to its transfer agents with respect to the Registrable Securities in order to enforce the foregoing restrictions.

8. RESTRICTIVE LEGENDS. Each certificate representing Registrable Securities shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

       "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE ACT CONTAINED IN REGULATION S UNDER THE ACT. NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE: (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON (AS DEFINED IN REGULATION S) UNLESS (I) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE AVAILABLE AND CANARGO ENERGY CORPORATION (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS; AND (B) OUTSIDE OF THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF A PERSON WHO IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (I) THE BENEFICIAL OWNER OF SUCH SHARES AND
       THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY AND (II) THE COMPANY RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT
       THAT SUCH DISPOSAL  IS  EXEMPT  FROM  THE  REGISTRATION  REQUIREMENTS
       OF  THE  ACT."

     The legend contained in this Section 8 shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the registration statement filed with the SEC, but shall not be removed in any other circumstance without CanArgo's prior written consent.

9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause CanArgo to register Registrable Securities pursuant to this Agreement may not be assigned by JKX to any person or entity without CanArgo's prior written consent.

10. AMENDMENT OF REGISTRATION RIGHTS; WAIVERS. This Agreement may be amended by JKX and CanArgo at any time by execution of an instrument in writing signed on behalf of each of the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11. TERMINATION. The registration rights set forth in this Agreement shall terminate at such time as all of the Registrable Securities then held by JKX can be sold by JKX in accordance with the provisions of Rule 144(k) or its equivalent under the Securities Act.

12. GRANT OF ADDITIONAL REGISTRATION RIGHTS. JKX acknowledges that CanArgo may acquire other companies or issue additional CanArgo securities and in the course of such acquisitions or issuances may grant the equity owners thereof registration rights with respect to their securities of CanArgo on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to JKX, at JKX's address as set forth in the securities register of CanArgo or (b) if to CanArgo at, 1580 Guinness House, 727 Seventh Avenue S.W., Calgary, Alberta, T2P OZ5 Canada; Attention: President.

14. GOVERNING LAW; INTERPRETATION; JURISDICTION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto hereby agree that any suit, action or proceeding based on, arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of New York or in a state court having jurisdiction located in the State of New York, County of New York, and not before any other court, agency or other tribunal. Each party hereto hereby irrevocably consents to the exercise of personal jurisdiction over such party by such courts, agrees that venue shall be proper in such courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue and/or forum non-convenience. JKX waives any right that JKX may have to a jury trial in any action, suit or proceeding based on, arising out of, or relating to this Agreement.

15. SEVERABILITY; SURVIVAL. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.

17. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile counterpart signature to this Agreement shall be acceptable if the originally executed counterpart is delivered within a reasonable period thereafter.

18.     SUCCESSORS  AND  ASSIGNS.   This  Agreement  shall bind and inure to the
benefit of CanArgo and JKX and, subject to Section 9, the respective successors and assigns of CanArgo and JKX.

19. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]



IN WITNESS WHEREOF, CanArgo and JKX have caused this Agreement to be executed as of the date first above written by their respective duly authorized representatives.


                              CANARGO  ENERGY  CORPORATION

                              By:     /s/  David  Robson

                              Name:     Dr.  David  Robson

                              Title:     Chairman  &  CEO


                              JKX  NEDERLAND  B.V.

                              By:     /s/Bruce  Burrows

                              Name:  Bruce  J.  Burrows

                              Title:     Director